Exhibit 99.1

Phathom Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Business Update

•	Over 790,000 total VOQUEZNA® prescriptions filled to date

•	Filled VOQUEZNA prescriptions increased 28% from Q2 2025

•	Net revenues of $49.5 million, up 25% quarter over quarter, and cash operating expenses down 43% quarter over quarter

•	Full-year 2025 revenue guidance updated to $170–$175 million; company expects to achieve operating profitability in 2026

•	Management to host conference call today, October 30, 2025, at 8:00 a.m. ET

FLORHAM PARK, N.J., October 30, 2025 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.

“Our performance this quarter reinforces our belief in the strength of our GI-focused call strategy and reflects disciplined execution across the business,” said Steve Basta, President and Chief Executive Officer of Phathom. “Momentum for VOQUEZNA tablets continues to build as we deepen engagement with gastroenterologists. In the third quarter we grew revenues, reduced expenses, and reduced cash usage in line with our previously communicated plan. With strong commercial performance this quarter, continued expense discipline, and an experienced leadership team in place, we are advancing toward our goal of becoming a leader in GI.”

Recent Business Highlights and Third Quarter 2025 Results:

VOQUEZNA Commercial Progress:

•	Over 790,000 filled prescriptions for VOQUEZNA tablets, VOQUEZNA TRIPLE PAK®, and VOQUEZNA DUAL PAK® as of October 17, 2025.

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In the third quarter 2025, approximately 221,000 VOQUEZNA prescriptions were filled, a 28% increase quarter over quarter. Covered prescriptions grew 23% during the third quarter and continue to be the primary driver of revenue.

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In July, sales force retargeting efforts commenced, focusing on deepening sales call engagement with gastroenterologists (GIs). In October, Phathom completed a national sales territory realignment consistent with this GI targeting focus.

•	VOQUEZNA commercial coverage remains stable with greater than 80% of U.S. commercial lives covered.

Recent Business and Regulatory Updates:

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The Phase 2 pHalcon-EoE-201 trial evaluating VOQUEZNA in Eosinophilic Esophagitis (EoE) was initiated in October 2025, with patient screening underway and the first patient expected to be treated in the fourth quarter of 2025. Topline results are anticipated in 2027.

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Additional data from Phathom’s Phase 3 pHalcon-NERD-301 trial were recently published in the American Journal of Gastroenterology showing VOQUEZNA improved nocturnal GERD symptoms in patients with Non-Erosive Reflux Disease, including clinically meaningful increases in heartburn-free nights observed after the first dose and maintained through 24 weeks of treatment.

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Phathom strengthened its leadership team with the additions of Sanjeev Narula as Chief Financial and Business Officer and Nancy Phelan as Senior Vice President, Marketing and Analytics. Mr. Narula brings extensive experience in scaling commercial-stage biopharmaceutical companies, with expertise in finance, capital strategy, and operations, most recently serving as CFO at Intra-Cellular Therapies through its $14.6 billion acquisition by Johnson & Johnson. Ms. Phelan brings a digital-first, data-driven approach to commercialization and customer engagement, drawing on leadership roles at Novartis, Bristol Myers Squibb, Pfizer, and Schering-Plough.

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Phathom expects New Chemical Entity (NCE) exclusivity for VOQUEZNA 10 mg and 20 mg tablets through May 2032. Based on typical ANDA regulatory review timelines, the Company believes entry of a generic drug is unlikely before 2033.

Third Quarter 2025 Financial Results:

•	Revenue: Net revenues for the third quarter 2025 were $49.5 million, an increase of $33.1 million compared to $16.4 million for the third quarter 2024.

•	Research and development (R&D) expenses: R&D expenses for the third quarter 2025 were $7.0 million, a decrease of $1.7 million compared to $8.7 million for the third quarter 2024.

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Selling, general and administrative (SG&A) expenses: SG&A expenses for the third quarter 2025 were $51.6 million, a decrease of $24.5 million compared to $76.1 million for third the quarter 2024. The decrease was primarily due to a reduction in advertising and promotional expenses, personnel-related expenses, and third-party spend.

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Operating expenses: Operating expenses for the third quarter 2025 were $58.6 million, compared to $84.8 million for the third quarter 2024 and $94.4 million during the second quarter 2025. The sequential decrease compared to the second quarter 2025 was attributable to cost savings associated with lower direct-to-consumer promotional spend, lower personnel-related expenses, and lower third-party spend. Third quarter 2025 operating expense included a non-cash charge related to stock-based compensation of $9.3 million compared to $5.6 million for the third quarter 2024 and $8.3 million for the second quarter 2025. Non-GAAP operating expenses for the third quarter 2025 were $49.3 million, compared to $79.2 million for the third quarter 2024 and $86.1 million during the second quarter 2025. As previously indicated, Phathom expects non-GAAP operating expenses to be less than $55 million for the fourth quarter 2025.

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Net loss: Net loss for the third quarter 2025 was $30.0 million, compared to $85.6 million for the third quarter 2024. Non-GAAP adjusted net loss for the third quarter 2025 was $11.2 million compared to $67.9 million for the same period in 2024. These non-GAAP adjusted net loss amounts, as more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

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Cash and cash equivalents: As of September 30, 2025, cash and cash equivalents were $135.2 million. Net cash usage was approximately $14 million in the third quarter 2025, representing a 77% improvement from net cash usage of approximately $63 million in the second quarter 2025. Based on its current operating plan and projected product revenues, Phathom believes these resources will be sufficient to fund operations and achieve operating profitability in 2026, excluding stock-based compensation, without the need for additional equity financing.

•	Updated 2025 full year revenue guidance: Phathom updated full-year 2025 revenue guidance to $170 million to $175 million.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its third quarter 2025 financial results and business highlights today, October 30, 2025, at 8:00 a.m. EDT. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the call and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted operating expense, net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted operating expense, net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) that is currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of

Erosive GERD in adults and relief of associated heartburn, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation statements regarding: our plans, expectations and goals for commercialization of VOQUEZNA, our belief in our commercialization strategy and potential results of our commercialization efforts; our expectations, including guidance, regarding operating expenses, revenues, growth, and cash to fund operations; our expectations with respect to achieving profitability and timing; our expectations regarding non-patent regulatory exclusivity and the potential timeline for entry of a generic drug; our development plans and potential timelines; our business strategy, goals, mission and vision, including our goal to be a leader in GI; and our other expectations, forecasts and predictions as to future performance, results and likelihood of success. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: we may not be able to successfully commercialize VOQUEZNA or to achieve results, revenues or growth at the levels we expect; the market opportunity for VOQUEZNA may be significantly smaller than our expectations; market acceptance for VOQUEZNA from healthcare professionals, patients, and payors in the indications for which it is approved may be significantly lower than we anticipate; we may encounter coverage, reimbursement, market access, or other issues in the course of our commercialization efforts that may negatively impact our efforts and results; the unmet need for new treatment options in GERD may not be as high as we anticipate; estimates of the number of patients with the disorders for which VOQUEZNA is approved, now or in the future, and our estimates of potential market size may not be accurate; our decisions as to where to allocate our resources and focus our efforts may not lead to the results we expect; we may not seek, achieve or maintain the patent and regulatory exclusivity we expect or that could be available to us and may encounter generic competition sooner than we anticipate; our results may be negatively impacted by the launch of other competitive products; we may experience adverse impact as the result of our dependence on third parties in connection with commercialization, product manufacturing, research and preclinical and clinical testing; we may be negatively impacted by regulatory developments or other governmental actions in the United States, including government healthcare reform; we may encounter unexpected adverse side effects or inadequate efficacy of VOQUEZNA that may limit or impair market acceptance or impair current or future development or regulatory approvals, or may result in recalls, withdrawals or product liability claims; we may not be able to obtain and maintain intellectual property protection important to our business; if we were to breach our license agreement with Takeda for vonoprazan, Takeda might take action, including termination, that would significantly impair our business; we may encounter issues with our ongoing or planned clinical trials, including slower than expected enrollment that affect timing or chances of success; we may receive negative or mixed results from our ongoing or future clinical trials that impact our business, goals or future opportunities; our operating expenses may be higher than we anticipate, including if we decide to engage in activities not currently in our plan or if we face unexpected, or higher than anticipated, expenses, including as the result of unexpected events such as litigation; depending on our results and activities, we may not achieve profitability on the timelines we expect or at all; in the future, we may not have sufficient cash to fund our operations at the levels we expect or to meet our obligations under certain of our agreements or to enable us to achieve profit from operations; we may need to or decide to raise additional capital; we may not be able to raise capital on acceptable terms; and any of the foregoing or other factors may negatively impact our ability to achieve our plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2025 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$135,156	$297,263
Total assets	$240,289	$378,318
Total liabilities	$662,823	$631,898
Total stockholders’ deficit	$(422,534)	$(253,580)

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Product revenue, net	$49,504	$16,352	$117,526	$25,588
Cost of revenue	6,190	2,356	14,951	4,158

Gross profit	43,314	13,996	102,575	21,430
Operating expenses:
Research and development	7,027	8,693	25,287	25,499
Selling, general and administrative	51,558	76,099	231,346	213,981

Total operating expenses	58,585	84,792	256,633	239,480

Loss from operations	(15,271)	(70,796)	(154,058)	(218,050)

Other (expense) income:
Interest income	1,413	3,711	5,840	11,648
Interest expense	(16,108)	(18,484)	(51,696)	(53,416)
Other expense, net	(7)	(8)	(185)	(57)

Total other expense	(14,702)	(14,781)	(46,041)	(41,825)

Net loss and comprehensive loss	$(29,973)	$(85,577)	$(200,099)	$(259,875)

Net loss per share, basic and diluted	$(0.41)	$(1.32)	$(2.76)	$(4.29)

Weighted-average shares of common stock outstanding, basic and diluted	73,396,435	64,627,847	72,615,910	60,543,545

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(29,973)	$(85,577)	$(200,099)	$(259,875)
Stock-based compensation expense (A)	9,297	5,635	23,109	17,360
Non-cash interest on revenue interest financing liability	8,749	11,503	30,058	35,012
Interest expense related to amortization of debt discount	775	589	2,205	1,563

Non-GAAP adjusted net loss	$(11,152)	$(67,850)	$(144,727)	$(205,940)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(0.41)	$(1.32)	$(2.76)	$(4.29)
Stock-based compensation expense (A)	0.13	0.08	0.32	0.28
Non-cash interest on revenue interest financing liability	0.12	0.18	0.41	0.58
Interest expense related to amortization of debt discount	0.01	0.01	0.03	0.03

Non-GAAP net loss per share — basic and diluted	$(0.15)	$(1.05)	$(2.00)	$(3.40)

Weighted-average shares of common stock outstanding, basic and diluted	73,396,435	64,627,847	72,615,910	60,543,545

(A)	Stock-based compensation consists of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Research and development	2,063	1,296	5,043	3,876
Selling, general and administrative	7,234	4,339	18,066	13,484